SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2002

MENTOR GRAPHICS CORPORATION
(Exact name of registrant as specified in its charter)

Oregon	0-13442	93-0786033
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777
(Address of principal executive offices) (Zip Code)

(503) 685-7000
(Registrants’ telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 4.    Changes in Registrant’s Certifying Accountant.

On April 29, 2002, Mentor Graphics Corporation (the “Company”) dismissed Arthur Andersen LLP (“Andersen”) as its principal accountants. The audit reports of Andersen on the Company’s consolidated financial statements as of and for the year ended December 31, 2001 did not contain any adverse opinion, disclaimer of opinion or qualification as to uncertainty, audit scope or accounting principles. In connection with the audit of the fiscal year ended December 31, 2001, and the subsequent interim period through April 29, 2002, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of such accountants, would have caused them to make reference to the subject matter of the disagreements in connection with their reports.

On April 29, 2002, the Company engaged KPMG LLP (“KPMG”) as its new principal accountants. The decision to change accounting firms was approved by the Audit Committee of the Company’s Board of Directors. Before engaging KPMG as its new independent accountants, the Company did not consult with them regarding the application of accounting principles to any specified transaction or the type of audit opinion that might be rendered on the Company’s financial statements.

Item 7.    Financial Statements and Exhibits.

(c)  Exhibits.

16.1	Letter from Arthur Andersen LLP re change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MENTOR GRAPHICS CORPORATION (Registrant)

By:	/s/ DEAN M. FREED Dean M. Freed Vice President and General Counsel
Date: May 1, 2002

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